UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 April 15, 2004


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                             93-0926999
(State of other Jurisdiction                              (IRS Employer ID No.)
        of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                           52241
(Address of Principal Executive Offices)                       (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

Item 7.   Financial Statements and Exhibits

     Exhibit 99.1 - Heartland Express, Inc. press release dated April 15, 2004 with respect to the Company's financial results for the quarter ended March 31, 2004.

Item 12.   Results of Operations and Financial Condition.


     On April 15, 2004, Heartland Express, Inc. announced its financial results for the quarter ended March 31, 2004. The press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                                      HEARTLAND EXPRESS, INC.

Date: April 16, 2004                                  BY: /s/ John P. Cosaert
                                                      -----------------------
                                                      JOHN P. COSAERT
                                                      Vice-President
                                                      Finance and Treasurer

                                Exhibit No. 99.1


Thursday, April 15, 2004, For Immediate Release

Press Release

Heartland Express, Inc. Reports Revenues and Earnings for the First Quarter of 2004.

CORALVILLE, IOWA - April 15, 2004 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the first quarter ended March 31, 2004. Gross revenues for the quarter increased 12.6% to $106.8 million from $94.8 million in the first quarter of 2003. Net income increased 18.7% to $13.1 million from $11.0 million in the 2003 period. Basic earnings per share were $0.26 compared to $0.22 for the first quarter of 2003.

For the quarter, Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of gross revenues) of 81.5% and a 12.3% net margin. These operating results were achieved in spite of surging fuel prices. In addition, the Company increased driver pay during the first quarter by $0.03 per mile (incrementally over the three month period) in response to the continued tightness in the market for qualified drivers. Also, our operations and safety personnel expended efforts towards the management of federally mandated changes to driver hours of service regulations. These efforts were primarily aimed at the education of our customer and driver base to continue the level of service for which we are known.

The Company ended the first quarter with cash, cash equivalents, and investments of $221.8 million, a $19.4 million increase from the $202.4 million reported on December 31, 2003. During the quarter the Company generated $25.6 million net cash from operations, a 23.3% increase over the first quarter of 2003. The Company's balance sheet continues to be debt-free. The Company expects to open its newly acquired (December, 2003) Carlisle, Pennsylvania facility in the second quarter. This location is much larger than the current leased facility and will provide a solid base of operations in the Northeast.

During the quarter, Heartland Express declared a regular quarterly cash dividend. The quarterly dividend of $1,000,000 at the rate of $0.02 per share was paid on April 2, 2004 to shareholders of record at the close of business on March 22, 2004.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

                        Contact: Heartland Express, Inc.
                                  John Cosaert
                                  319-545-2728

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                      Three months ended
                                                          March 31,
                                                    2004               2003
                                               -------------      -------------
OPERATING REVENUE ........................     $ 106,836,912      $  94,839,735
                                               -------------      -------------

OPERATING EXPENSES:

  Salaries, wages, benefits ..............     $  39,766,096      $  32,312,307

  Rent and purchased
  transportation .........................        10,518,625         13,953,071

  Operations and maintenance .............        20,945,552         19,310,180

  Taxes and licenses .....................         2,290,282          1,873,406

  Insurance and claims ...................         2,496,641          2,370,993

  Communications and utilities ...........           962,183            893,845

  Depreciation ...........................         6,613,704          5,367,543

  Other operating expenses ...............         3,504,034          2,554,772

  (Gain)/loss on disposal
  of fixed assets ........................           (36,251)            (3,661)
                                               -------------      -------------

                                               $  87,060,866      $  78,632,456
                                               -------------      -------------

       Operating income ..................     $  19,776,046      $  16,207,279

  Interest income ........................           567,516            538,617
                                               -------------      -------------

  Income before income taxes .............     $  20,343,562      $  16,745,896

  Federal and state income taxes .........         7,221,965          5,693,604
                                               -------------      -------------

  Net income .............................     $  13,121,597      $  11,052,292
                                               =============      =============

  Basic earnings per share ...............     $        0.26      $        0.22
                                               =============      =============

  Basic weighted average shares
  outstanding ............................        50,000,000         50,000,000
                                               =============      =============

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                        ASSETS
                                                   March 31,       December 31,
                                                     2004              2003
                                                -------------     -------------
                                                 (unaudited)
CURRENT ASSETS
     Cash and short term investments .......    $ 221,750,905     $ 202,431,155
     Trade receivables .....................       39,129,263        36,836,728
     Prepaid tires .........................        1,741,230         2,529,580
     Deferred income taxes .................       22,903,000        21,308,000
     Other current assets ..................        3,122,647           673,101
                                                -------------     -------------
                  Total current assets .....    $ 288,647,045     $ 263,778,564
                                                -------------     -------------

PROPERTY AND EQUIPMENT .....................    $ 233,320,053     $ 232,650,992
     Less accumulated depreciation .........       63,411,691        56,951,186
                                                -------------     -------------
                                                $ 169,908,362     $ 175,699,806
                                                -------------     -------------
      OTHER ASSETS .........................    $   8,851,467     $   8,928,186
                                                -------------     -------------
                                                $ 467,406,874     $ 448,406,556
                                                =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable & accrued
     liabilities ...........................    $  10,269,009     $  15,684,826
     Accrued expenses ......................       57,754,413        53,724,940
     Income taxes payable ..................       16,083,833         7,720,875
                                                -------------     -------------
             Total current liabilities .....    $  84,107,255     $  77,130,641
                                                -------------     -------------

DEFERRED INCOME TAXES ......................    $  39,567,000     $  39,760,000
                                                -------------     -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Capital stock: Common, $.01
     par value; authorized
     395,000,000 shares; issued and
     outstanding 50,000,000 ................    $     500,000     $     500,000
     Additional paid-in capital ............        8,510,305         8,510,305
     Retained earnings .....................      335,831,893       323,710,296
                                                -------------     -------------
                                                $ 344,842,198     $ 332,720,601
     Less unearned compensation ............       (1,109,579)       (1,204,686)
                                                -------------     -------------
                                                $ 343,732,619     $ 331,515,915
                                                -------------     -------------
                                                $ 467,406,874     $ 448,406,556
                                                =============     =============

                                 END OF REPORT